EXHIBIT 16.1




               Brown Armstrong
       Paulden McCown Starbuck & Keeter
           Accountancy Corporation




                         February 12, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4 of Form 8-K of Biozhem Cosmeceuticals, Inc. for the events that occurred on January 5, 2004 and February 9, 2004, and are in agreement with the statements contained therein insofar as they relate to our firm.




                         BROWN ARMSTRONG PAULDEN
                         McCOWN STARBUCK & KEETER
                         ACCOUNTANCY CORPORATION